Exhibit 5.1

August 15, 2025

Westport Fuel Systems Inc. 1691 West 75th Avenue Vancouver, BC V6P 6P2
Re:    Westport Fuel Systems Inc. – Registration Statement on Form F-3
We have acted as Alberta counsel to Westport Fuel Systems Inc. (the "Corporation") in connection with the preparation of a Registration Statement on Form F-3 (the "Registration Statement") under the United States Securities Act of 1933, as amended (the "Act") and a base shelf prospectus under applicable Canadian securities legislation (the "Base Shelf Prospectus"), relating to the potential issuance and sale by the Corporation of up to an aggregate of US$100,000,000 of securities of the Corporation pursuant to one or more prospectus supplements (each, a "Prospectus Supplement") to the Registration Statement and Base Shelf Prospectus to be filed by the Corporation from time to time.
The Securities of the Corporation which may be offered under the Registration Statement and Base Shelf Prospectus include the following:
•common shares ("Common Shares"),
•preferred shares ("Preferred Shares", together with the Common Shares, the "Equity Securities"),
•subscription receipts convertible into Equity Securities, Debt Securities, Warrants or Units (each as subsequently defined) ("Subscription Receipts"),
•warrants to purchase Common Shares ("Warrants"),
•bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description (collectively, "Debt Securities"), or
•units comprised of one or more of the other securities described above in any combination, ("Units" and, together with the Equity Securities, Subscription Receipts, Debt Securities and Warrants, the "Securities").
We have considered such questions of law as we considered necessary as a basis for our opinion, including the Registration Statement, Base Shelf Prospectus and resolutions of the board of directors of the Corporation approving the filing of the Registration Statement and Base Shelf Prospectus and the issuance of the Securities. In all such examinations, we have assumed: (i) the genuineness of all signatures, the legal capacity of all individuals signing any documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to

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us as copies, whether facsimile, photostatic, electronic, certified or otherwise; and (ii) the truthfulness of all facts set forth in the public records and in certificates of public officials.
We have also assumed that in connection with any Securities issued under the Registration Statement or Base Shelf Prospectus: (i) all required filings relating to, and any approvals for, the Registration Statement, Base Shelf Prospectus, any Prospectus Supplement or any related document, has been made and received prior to the issuance of any such Securities; and (ii) any applicable agreement, including any warrant indenture, debt indenture, subscription receipt indenture, unit agreements, underwriting agreement or similar document (collectively, the "Applicable Agreements"), has been, or will be prior to the time of the issuance of the applicable Security, duly authorized, executed and delivered by the Corporation and any other party thereto and is enforceable against each such party thereto, and neither the execution and delivery of any such document by any party thereto nor the performance by any party of its obligations thereunder do, or will, violate or conflict with any applicable laws or the constating documents of such party or an requirement or restriction imposed by an court or government body having jurisdiction over such party. We have assumed that any Applicable Agreement entered into will be governed by and in conformity with the laws of the Province of Alberta.
Our opinion herein is limited to the laws of the Province of Alberta and the federal laws of Canada applicable therein now in effect (the "Applicable Law").
Based on and subject to the foregoing assumptions and qualifications we are of the opinion that:
1.With respect to the issuance of any Equity Securities, including without limitation Equity Securities issuable upon conversion or exercise of any other Securities that are convertible or exercisable into Equity Securities, which may be offered pursuant to the Registration Statement and Base Shelf Prospectus, when: (a) the issuance and sale of the Equity Securities has been duly authorized by all necessary corporate action in conformity with the Corporation's constating documents (the "Constating Documents") (as then in effect), and the Business Corporations Act (Alberta) (the "ABCA") (as then in effect), and does not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation and complies with any requirement or restriction imposed by any court or governmental body of Canada or Alberta having jurisdiction over the Corporation; (b) the full consideration, determined to be adequate by the Corporation's board of directors, which is at least equal to the issue price of the Equity Securities, has been received by the Corporation; and (c) if certificated, the certificates representing the Equity Securities have been duly executed and delivered by the authorized signatories of the Corporation to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement, Base Shelf Prospectus or any Prospectus Supplement relating thereto, the Equity Securities will be validly issued, fully paid, and non-assessable.
2.With respect to any Subscription Receipts which may be offered pursuant to the Registration Statement and Base Shelf Prospectus, when: (a) the terms, issuance, and sale of the Subscription Receipts, including the authorization of the issuance and reservation (if applicable) of the Securities to be issued upon conversion of the Subscription Receipts, and the Applicable Agreement relating to the Subscription Receipts and the Corporation's execution and delivery of such Applicable Agreement and the performance of its obligations thereunder, have been duly authorized by all necessary corporate action in conformity with the Constating Documents (as then in effect), and the ABCA (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or governmental body of Canada or Alberta having jurisdiction over the Corporation; (b) the full consideration, determined to be adequate by the Corporation's board of directors, for the Subscription Receipts has been received by the Corporation; and (c) the Applicable Agreement relating to the Subscription Receipts and, if certificated, the Subscription Receipts have been duly executed, countersigned,

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issued, and delivered by the authorized signatories of the Corporation in accordance with the Applicable Agreement relating to the Subscription Receipts to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Applicable Agreement, Registration Statement, Base Shelf Prospectus or any Prospectus Supplement relating thereto, the Subscription Receipts will be validly authorized, created and issued and the Subscription Receipts issued pursuant to the Applicable Agreement relating to the Subscription Receipts will be valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except to the extent that enforcement thereof may be limited by: (i) bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, winding-up, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally; (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); (iii) applicable laws regarding limitations of actions; (iv) the power of the courts to stay proceedings before it and to stay the execution of judgments; (v) public policy considerations which may limit the rights of the parties to obtain further remedies; (vi) limitations that may be imposed by law on the effectiveness of terms exculpating a party from a liability; (vii) Canadian courts will not give a monetary judgment in any currency other than that of Canada and such judgment may be based on a rate of exchange in existence on a day other than the date of payment of such judgment, and (viii) under the Judgment Interest Act (Alberta) (the "Judgment Interest Act"), interest after judgment may be limited to a rate that is lower than the rate provided for contractually.
3.With respect to any Warrants which may be offered pursuant to the Registration Statement and Base Shelf Prospectus, when: (a) the terms, issuance, and sale of the Warrants, including the authorization of the issuance and reservation (if applicable) of the Common Shares or Debt Securities to be issued upon exercise of the Warrants, and the Applicable Agreement relating to the Warrants and the Corporation's execution and delivery of such Applicable Agreement and the performance of its obligations thereunder, have been duly authorized by all necessary corporate action in conformity with the Constating Documents (as then in effect), and the ABCA (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or governmental body of Canada or Alberta having jurisdiction over the Corporation; (b) the full consideration, determined to be adequate by the Corporation's board of directors, for the Warrants has been received by the Corporation; and (c) the Applicable Agreement relating to the Warrants and, if certificated, the Warrants have been duly executed, countersigned, issued, and delivered by the authorized signatories of the Corporation in accordance with the Applicable Agreement relating to the Warrants to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Applicable Agreement, Registration Statement, Base Shelf Prospectus or any Prospectus Supplement relating thereto, the Warrants will be validly authorized, created and issued and the Warrants issued pursuant to the Applicable Agreement relating to the Warrants will be valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except to the extent that enforcement thereof may be limited by: (i) bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, winding-up, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally; (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); (iii) applicable laws regarding limitations of actions; (iv) the power of the courts to stay proceedings before it and to stay the execution of judgments; (v) public policy considerations which may limit the rights of the parties to obtain further remedies; (vi) limitations that may be imposed by law on the effectiveness of terms exculpating a party from a liability; (vii) Canadian courts will not give a monetary judgment in any currency other than that of Canada and such judgment may be based on a rate of exchange in existence on a day other than the date of payment of such judgment, and (viii) under the Judgment Interest Act, interest after judgment may be limited to a rate that is lower than the rate provided for contractually.
4.With respect to any Debt Securities which may be offered pursuant to the Registration Statement and Base Shelf Prospectus, when: (a) the terms, issuance, and sale of the Debt Securities, and the Applicable Agreement relating to the Debt Securities and the Corporation's execution and delivery of such Applicable Agreement and the performance of its obligations thereunder, have

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been duly authorized by all necessary corporate action in conformity with the Constating Documents (as then in effect), and the ABCA (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation and complies with any requirement or restriction imposed by any court or governmental body of Canada or Alberta having jurisdiction over the Corporation; (b) the full consideration, determined to be adequate by the Corporation's board of directors, for the Debt Securities has been received by the Corporation; and (c) the Applicable Agreement relating to the Debt Securities and, if certificated, the Debt Securities have been duly executed, countersigned, issued, and delivered by the authorized signatories of the Corporation in accordance with the Applicable Agreement relating to the Debt Securities to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in such Applicable Agreement, Registration Statement, Base Shelf Prospectus or any Prospectus Supplement relating thereto, the Debt Securities will be validly authorized, created and issued and the Debt Securities issued pursuant to the Applicable Agreement relating to the Debt Securities will be valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except to the extent that enforcement thereof may be limited by: (i) bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, winding-up, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally; (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); (iii) applicable laws regarding limitations of actions; (iv) the power of the courts to stay proceedings before it and to stay the execution of judgments; (v) public policy considerations which may limit the rights of the parties to obtain further remedies; (vi) limitations that may be imposed by law on the effectiveness of terms exculpating a party from a liability; (vii) Canadian courts will not give a monetary judgment in any currency other than that of Canada and such judgment may be based on a rate of exchange in existence on a day other than the date of payment of such judgment, and (viii) under the Judgment Interest Act, interest after judgment may be limited to a rate that is lower than the rate provided for contractually.
5.With respect to any Units which may be offered pursuant to the Registration Statement and Base Shelf Prospectus, when: (a) the terms and sale of the Units and the issuance of the Securities comprising the Units, including the authorization of the issuance and reservation (if applicable) of the Securities to be issued upon conversion of the Units, and the Applicable Agreement relating to the Units, if any, and the Corporation's execution and delivery of such Applicable Agreement, if any, and the performance of its obligations thereunder, have been duly authorized by all necessary corporate action in conformity with the Constating Documents (as then in effect), and the ABCA (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or governmental body of Canada or Alberta having jurisdiction over the Corporation; (b) the full consideration, determined to be adequate by the Corporation's board of directors, for the Units has been received by the Corporation; and (c) the Applicable Agreement relating to the Units, if any, and, if certificated, the Securities comprising the Units have been duly executed, countersigned, issued, and delivered by the authorized signatories of the Corporation in accordance with the Applicable Agreement relating to the Units, if any, to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in such Applicable Agreement, Registration Statement, Base Shelf Prospectus or any Prospectus Supplement relating thereto, the Securities comprising the Units will be validly authorized, created and issued and the Securities comprising the Units issued pursuant to the Applicable Agreement relating to the Units will be valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except to the extent that enforcement thereof may be limited by: (i) bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, winding-up, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally; (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); (iii) applicable laws regarding limitations of actions; (iv) the power of the courts to stay proceedings before it and to stay the execution of judgments; (v) public policy considerations which may limit the rights of the parties to obtain further remedies; (vi) limitations that may be imposed by law on the effectiveness of terms exculpating a party from a liability; (vii) Canadian courts will not give a monetary judgment in any currency other than that of Canada and such judgment may be based

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on a rate of exchange in existence on a day other than the date of payment of such judgment, and (viii) under the Judgment Interest Act, interest after judgment may be limited to a rate that is lower than the rate provided for contractually.
We hereby consent to the use of our name in, and the filing of this opinion as an exhibit to, the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or the rules and regulations promulgated thereunder. The opinions expressed herein are given as at the date hereof and are based upon, and subject to, legislation and regulations in effect as of the date hereof. We hereby further consent to Latham & Watkins LLP, as United States counsel to the Corporation, relying on this opinion in connection with the delivery of their opinion with respect to the Securities which may be offered under the Registration Statement. We specifically disclaim any obligation, and make no undertaking to supplement our opinions herein, as changes in the law occur and facts come to our attention that could affect such opinions, or otherwise advise any person of any change in law or fact which may come to our attention after the date hereof.
Yours truly,
BENNETT JONES LLP
/s/ Bennett Jones LLP